UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2011
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Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200
State or Other Jurisdiction of Incorporation: Idaho

Former name, former address and former fiscal year, if changed since last report: None.
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On June 1, 2011, IDACORP, Inc. ("IDACORP"), the parent company of Idaho Power Company ("Idaho Power"), issued a press release relating to a general rate case filed on that date by Idaho Power with the Idaho Public Utilities Commission ("IPUC"). The press release includes details on how to access via Idaho Power's website the rate application and the direct testimony and exhibits that accompany the application. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

Idaho Public Utility Commission Orders

On April 15, 2011, Idaho Power made its annual power cost adjustment (“PCA”) filing with the IPUC. The PCA tracks Idaho Power’s actual net power supply costs (primarily fuel and purchased power less off-system sales) and compares these amounts to net power supply costs currently being recovered in retail rates. In its application, Idaho Power requested a $40.4 million reduction to current PCA rates, effective for the period from June 1, 2011 to May 31, 2012. The requested reduction to current PCA rates was net of Idaho Power’s additional request in the application to recover in PCA rates $10.0 million of Idaho Power’s energy efficiency rider deferral balance that the IPUC had previously deemed prudently incurred and had authorized for recovery in Idaho Power’s PCA rates. On May 31, 2011, the IPUC issued an order approving Idaho Power's requested PCA rate decrease, with the new PCA rates effective for the period from June 1, 2011 to May 31, 2012.

On March 15, 2011, Idaho Power filed an application with the IPUC requesting authorization to implement fixed cost adjustment ("FCA") mechanism rates for electric service for the period from June 1, 2011 through May 31, 2012. The FCA separates (or decouples) the recovery of fixed costs from the variable kilowatt-hour charge and links it instead to a set amount per customer. The FCA allows Idaho Power to recover or return the difference between certain fixed costs recovered in rates and the fixed costs authorized for recovery in Idaho Power's most recent general rate case. Idaho Power’s application requested an aggregate increase of $3.0 million in FCA rates for the residential and small general service customer classes in its Idaho jurisdiction. On May 31, 2011, the IPUC issued an order approving Idaho Power's application, with the $3.0 million FCA rate increase to be effective for the period from June 1, 2011 to May 31, 2012.

Idaho General Rate Case Application

On June 1, 2011, Idaho Power filed a general rate case and proposed rate schedules with the IPUC, Case No. IPC-E-11-08. The filing is based on a 2011 test year and requests approximately $82.6 million in additional Idaho jurisdiction annual revenues in base rates, which if approved would result in a 9.9 percent overall average rate increase for Idaho Power's Idaho customers. The filing requests an authorized rate of return on equity of 10.5 percent with an Idaho retail rate base of approximately $2.4 billion. Based on Idaho Power's projected year-end 2011 capitalization structure of approximately 48.8 percent long-term debt and 51.2 percent common equity, cost of debt of 5.728 percent, and its requested 10.5 percent return on equity, the overall cost of capital included in Idaho Power's filing was 8.17 percent.

In addition, Idaho Power's filing requests:

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An updated load change adjustment rate ("LCAR") of $19.28 per megawatt-hour. The LCAR is an element of the Idaho power cost adjustment formula, and recognizes that the power supply expenses recovered through Idaho Power's base rates change as loads increase or decrease. The LCAR adjusts, upwards or downwards, power supply costs Idaho Power recovers through its Idaho power cost adjustment for differences between actual load and the load used in calculating base rates. The LCAR approved by the IPUC on May 31, 2011 was $19.36 per megawatt-hour, effective retroactively to April 1, 2011.

•	Approval of the current FCA mechanism pilot program as a permanent rate mechanism for residential and small commercial class customers.

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Authority to treat demand response incentive payments (payments Idaho Power has made in connection with energy efficiency activities) as power supply expenses and establish a base or "normal" level of cost recovery for those demand response incentive payments in base rates. Idaho Power included approximately $11.3 million associated with forecasted fixed demand response incentive payments for 2011 in the Idaho jurisdictional revenue requirement calculations included in the application.
Idaho Power is unable to predict the outcome of the general rate case. Idaho Power anticipates that new rates, if approved by the IPUC, would become effective on or after January 1, 2012.

Forward-Looking Statements
This Current Report on Form 8-K contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to expectations, beliefs, plans, objectives, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as "anticipates," "estimates," "projects," "expects," or similar expressions, are not statements of historical facts and may be forward-looking. Forward-looking statements are not guarantees of future performance and involve estimates, assumptions, risks, and uncertainties. Actual results, performance, or outcomes may differ materially from the results discussed in the statements. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include the following: (a) the effect of regulatory decisions by the Idaho Public Utilities Commission, the Oregon Public Utility Commission, and the Federal Energy Regulatory Commission affecting Idaho Power’s ability to recover costs and/or earn a reasonable rate of return, including, but not limited to, the recovery or disallowance of costs that have been deferred, financings, allowed rates of return, electricity pricing and price structures, acquisition and disposal of assets and facilities, and current or prospective wholesale and retail competition; (b) changes in and compliance with state and federal laws, policies, and regulations, including new interpretations and enforcement initiatives by federal and state regulatory and oversight bodies; (c) changes in tax laws or new interpretations of tax laws, and the availability, use, and regulatory treatment of tax credits; (d) litigation and regulatory proceedings, and penalties, settlements, or awards that influence business and profitability; (e) changes in and costs of compliance with laws, regulations, and policies relating to the environment, natural resources, and endangered species and the adoption of laws and regulations addressing the environment; (f) increases in capital expenditures and potential reductions in generation capacity as a result of regulatory conditions that may be imposed on power plant license renewals, or the non-renewal of such licenses; (g) global climate change and regional weather variations affecting customer demand, and variable hydrological conditions affecting hydroelectric generation; (h) over-appropriation of surface and groundwater in the Snake River basin and the resulting impact on hydroelectric generation; (i) inability to obtain required permits and approvals, rights-of-way, and siting, and impediments to contracting, construction, and start-up, for infrastructure development projects; (j) operation of power generation facilities at below expected levels of performance, breakdown or failure of equipment, forced outages, availability of electrical transmission capacity, and the availability of water for hydroelectric power generation, natural gas, coal, and diesel for power generation at thermal plants, and wind conditions for wind power generation; (k) changes in costs and availability of materials, fuel, and commodities, and their impact on the ability to meet required loads and on the wholesale energy market in the western United States, and the costs of integrating intermittent power sources into Idaho Power's power portfolio; (l) disruptions of Idaho Power’s transmission system or interconnected transmission systems; (m) customer growth within Idaho Power’s service area; (n) the continuing effects of the weak economy, including decreased demand for electricity and reduced revenue from sales of excess energy during periods of low wholesale market prices; (o) market prices and demand for energy; (p) reductions in credit ratings and the resulting impact on access to capital markets; (q) results of financing efforts, including the ability to obtain financing or refinance existing debt when necessary or on favorable terms; (r) increases in the costs associated with energy commodity and other derivative instruments; (s) general capital market conditions and government regulation that affects the cost of capital, the ability to access the capital markets, and the amount of funding obligations for postretirement benefits; (t) weather and other natural phenomena such as earthquakes, floods, droughts, lightning, wind, and fire and their impact on power demand and infrastructure; and (u) new accounting or Securities and Exchange Commission or New York Stock Exchange requirements, or new interpretations or application of existing requirements. Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. IDACORP and Idaho Power disclaim any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are being furnished as part of this report.

Exhibit Number	Description

99.1	IDACORP, Inc. press release dated June 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated:  June 1, 2011
IDACORP, INC.
By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Executive Vice President - Administrative Services and Chief Financial Officer

IDAHO POWER COMPANY
By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Executive Vice President - Administrative Services and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	IDACORP, Inc. press release dated June 1, 2011